UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): December 8, 2011

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Base Salary. On December 8, 2011, the Board of Directors of Southeast Power Corporation. a wholly owned subsidiary of The Goldfield Corporation (“Goldfield”), approved the actions of the Compensation Committee of Goldfield in regards to an increase in the base salary for Robert L. Jones, President of Southeast Power Corporation, Goldfield’s electrical construction subsidiary. Mr. Jones’ base salary will be increased from $150,000 to $162,500, effective January 2, 2012. Mr. Jones was one of the executive officers named in the Summary Compensation Table of Goldfield’s 2010 Proxy Statement and is expected to be named in the Summary Compensation Table of Goldfield’s 2011 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 13, 2011

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)